                                                                    Exhibit 10.1


                          SELLING SHAREHOLDER AGREEMENT

         This Selling Shareholder Agreement (the "Agreement"), dated as of May 13, 2005, is by and among the shareholders identified on Schedule I ("Selling Shareholders") including Betty B. Kerns, an Oklahoma resident ("BBK"), and Southwest Bancorp, Inc., an Oklahoma corporation (the "Company").

                                    RECITALS

         A. The Selling Shareholders desire to sell shares described on Schedule I (the "Subject Shares"), and the Company desires to purchase such shares as soon as is practicable.

         B. BBK and Company desire that all of BBK's outstanding options granted under the Company's stock option plans (the "BBK Options") be cancelled.

                               SELLING AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to the Agreement agree as follows:

         1. Actions to Effect the Sales. The Company, BBK, and each of the Selling Shareholders agree to proceed in good faith to effect a sale of the Subject Shares as provided in this Agreement.

         2.  Terms

              (a)   The Subject Shares shall be the shares specified on
                    Schedule I.

              (b)   The price per share for each subject share shall be $18.00.

              (c)   The total price for all shares shall be $12,416,328.

              (d) The consideration for the cancellation of all options equals $18.00 per share less the exercise price per share for options that are exercisable as of May 13, 2005, and totals $60,654.01.

              (e) The total price for all shares and consideration for the cancellation of all BBK Options is $12,476.982.01 (the "Total Price").

         3.   Closing and Payment.

                    (a) Payment of the Total Price and delivery of certificates for the Subject Shares shall be made at the offices of the Company at 4:00 p.m., Stillwater, Oklahoma time, on Monday May 16, 2005, or the first business day thereafter when the conditions to closing set forth below are satisfied (the "Closing Date"), provided that the shares held by the Berry Charitable Remainder Trust may be sold at a separate, later closing if necessary, to be held on the first business day that such conditions are satisfied as to such shares. Such total payment shall be made to an account designated by the Selling Shareholders, as appropriate, by wire transfer or certified or bank cashier's check, in same day funds, in the amount of the Purchase Price therefor, against delivery by or on behalf of the Selling Shareholders to the Company.

                    (b)  The purchase of the Subject Shares is contingent upon:

                         (i) Delivery of certificates for shares with properly executed stock powers;

                         (ii) The approval of such transaction by the Board of Directors of the Company.

                    (c) All BBK options shall be deemed cancelled, null and void upon payment of the consideration therefor.

         4. Expenses. Each party will pay the fees and expenses of their legal counsel, accountants, and advisers.

         5.   Termination. This Agreement may be terminated as provided below:

                    (a) By mutual consent of the Company, BBK, and the Selling Shareholders, evidenced by their written agreement;

                    (b) By the Company or the Selling Shareholders if the Purchase is not effected on or before May 21, 2005.

         6.   Lockup Period.

                    (a) It is the intention that the Selling Shareholders will sell under this Agreement, all of the shares that they own of record or beneficially. However, if any Selling Shareholder inadvertently or otherwise does not sell all such shares of Common Stock hereunder or acquires shares of Common Stock after the date of this Agreement, it shall be subject to the following Lockup provisions.

                         (i) During the Lockup Period, as defined below, none of the Selling Shareholders shall, directly or indirectly, offer for sale, sell or agree to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into, exercisable or exchangeable for, or that are the economic or voting equivalent of, any such shares of Common Stock, or announce the offering of, or register with the Securities and Exchange Commission any shares of Common Stock or any such other securities without the prior written consent of the Company.

                         (ii) Any purported transfer of any Subject Shares in violation of the Agreement (an "Unauthorized Transfer") will be null and void. The Company will not be required to register, recognize or give effect to any Unauthorized Transfer and the purported transferee of any Common Stock or other securities described in Section 7(a) hereof or any interest therein pursuant to an Unauthorized Transfer will not acquire any rights in any such Subject Shares during the term of this Agreement.

                         (iii) The Lockup Period is the period beginning the date of this Agreement and ending the earlier of
                                (i) the date which is 180 days after the date of this Agreement or (ii) the termination of this Agreement In the event that this Agreement is signed by some, but not all, of the Shareholders, this Agreement shall be effective as to such signing Shareholders.

                    (b) If requested by the Company, each Selling Shareholder and BBK also shall promptly enter into and be subject to a lockup agreement with the underwriters for the Offering in the form entered by officers and directors of the Company.

         7. Representations. Each Selling Shareholder hereby represents to and agrees with the Company that:

                    (a) The Subject Shares listed on Schedule I comprise all of the shares owned of record or beneficially by the Selling Shareholder.

                    (b) Such Selling Shareholder has full legal right, power, and authority to execute this Agreement, which is a valid and legally binding agreement enforceable against such Selling Shareholder in accordance with its terms except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles.

                    (c) Such Selling Shareholder has, and on the Closing Date will have, good and marketable title to the Subject Shares to be sold by such Selling Shareholder and full right, power and authority to sell, assign, transfer and deliver such Shares pursuant to this Agreement, free and clear of all voting trust arrangements, security interests, liens, mortgages, pledges, encumbrances, taxes, restrictions, preemptive rights, claims, equities and other defects; and upon delivery of and payment for such shares, good and marketable title thereto, free and clear of all voting trust arrangements, security interests, liens, mortgages, pledges, encumbrances, taxes, restrictions, claims, equities and defects, will pass to the Company, provided that certain tax liens or interests may exist on such shares. Such Selling Shareholder represents and warrants that it shall maintain sufficient proceeds of this sale to satisfy any and all such liens or interests, and indemnifies the Company with respect to any loss, damage, liability, or expense, including reasonable legal fees and expenses, with respect to such liens or interests.

                    (d) Neither the execution, delivery or performance by such Selling Shareholder of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, (i) will require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, or
         (ii) will conflict with or result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder under, any voting trust agreement, shareholders agreement, mortgage, deed of trust, trust (constructive or other), security agreement, loan agreement, lease, franchise, license, indenture, permit or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or any of its properties is bound or any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder.

                    (e) Such Selling Shareholder has not, since the filing of the date of the first public announcement of the Offering, (i) sold, bid for, purchased, attempted to induce any person to purchase, or paid anyone any consideration for soliciting purchases of, Common Stock (or securities convertible into or exchangeable for Common Stock) or (ii) paid or agreed to pay any person any consideration for soliciting another to purchase any securities of the Company.

                    (f) The representations and warranties made by a Selling Shareholder in this Section (with respect to such Selling Shareholder) shall survive the consummation of the transactions contemplated by this Agreement.

         8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by registered or certified mail, return receipt requested, or transmitted by any standard form of telecommunication and confirmed. Notices to a Selling Shareholder shall be sent to Betty Berry Kerns, 4111 Dear Crossing Drive, Stillwater, Oklahoma 74074 (with a copy to Ellis & Drummond, LLC , 711 South Husband, Stillwater, Oklahoma 74074, Attention: Hal Wm. Ellis, Esq.; notices to the Company shall be sent to 608 South Main Street, Stillwater, Oklahoma 74074,
Attention: Rick J. Green (with a copies to James I. Lundy III, Esq., 1700 Pennsylvania Avenue, NW, Suite 400, Washington, D.C. 20006 and Kennedy & Baris, L.L.P., 4701 Sangamore Road, Bethesda, Maryland 20816, Attention: Noel Gruber, Esq.).

         Notices or communications so given shall be deemed to have been given on the date so delivered or mailed. Any address set forth above may be changed by notice pursuant to this Section 8.

         Board Matters.

                    (a) BBK hereby resigns from the Boards of Directors of the Company and all of its subsidiaries, and represents that such resignation was not due to any disagreement with the Company or any matter relating to the Company's operations, policies, or practices.

                    (b) BBK hereby waives notice of the special meetings of the Boards of Directors of the Company and Stillwater National Bank and Trust Company held on May 13, 2005.

         9.   Miscellaneous.

                    (a) This Agreement is for the express benefit of the Company, and the Selling Shareholders. The obligations and authorization of the Selling Shareholders hereunder are irrevocable and shall not be terminated by any act of a Selling Shareholder or by operation of law, whether by the death, disability, incapacity or liquidation of a Selling Shareholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which a Selling Shareholder is acting as a fiduciary or fiduciaries), and if after the execution hereof a Selling Shareholder shall die or become disabled or incapacitated or is liquidated, or if any other event or events shall occur before the delivery of such Selling Shareholder's Subject Shares hereunder to the Company, such Subject Shares shall be delivered to the Company in accordance with the terms and conditions of this Agreement, as if such event had not occurred, regardless of whether or not the Company shall have received notice of such event.

                    (b) The Company shall be entitled to all legal and equitable remedies in enforcing this Agreement, including without limitation, an injunction against any sale in contravention of this Agreement.

                    (c) Any provision of this Agreement which may be determined by a final judgment to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. It is expressly understood, however, that the parties hereto intend each and every provision of this Agreement to be valid and enforceable and, to the extent permitted by law, thereby waive all rights to object to any provision of this Agreement.

                    (d) This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns. Except as expressly permitted hereunder, no party may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement shall be construed in accordance with and governed by the laws of the State of Oklahoma.

                    (e) This Agreement may be modified or terminated only by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party or parties to be charged.

                    (f) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.



         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have been duly executed this Custody Agreement as of the day and year first above written.

                               The Selling Shareholder listed on Schedule I:

                               Joyce C. Berry Revocable Trust
                               By: /s/ Betty Berry Kerns
                                   ----------------------------------------
                                   Name: Betty Berry Kerns

                               By: /s/Mary Randle Parrish
                                   ----------------------------------------
                                   Name: Mary Randle Parrish


                               Joe N. Berry Trust

                               By: /s/Betty Berry Kerns
                                   ----------------------------------------
                                   Name: Betty Berry Kerns

                               By: /s/Mary Randle Parrish
                                   ----------------------------------------
                                   Name: Mary Randle Parrish


                               BKP, L.L.C.

                               By: /s/Betty Berry Kerns
                                   ----------------------------------------
                                   Name: Betty Berry Kerns

                               By: /s/Mary Randle Parrish
                                   ----------------------------------------
                                   Name: Mary Randle Parrish


                               Berry Charitable Remainder Trust

                               By: /s/Betty Berry Kerns
                                   ----------------------------------------
                                   Name: Betty Berry Kerns

                               Betty B. Kerns

                                    /s/Betty Berry Kerns
                                   ----------------------------------------


                               Southwest Bancorp, Inc.

                               By: /s/ Rick J. Green
                                   ----------------------------------------
                                   Rick J. Green
                                   Chief Executive Officer



Witness:  /s/ Hal Ellis  5/13/05

                                   SCHEDULE I.

                                             Subject
                                              Shares      Certificate Number(s)
                                             --------     ---------------------
Joyce C. Berry Revocable Trust               562,702
Joe M. Berry Trust                                  (1)
BKP, L.L.C                                   100,000
Berry Charitable Remainder Trust              17,840
Betty Berry Kerns: Individually                9,254
                                             -------
Total                                        689,796
                                             =======

(1) Included in Joyce C. Berry Revocable Trust